UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

LOVARRA
(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, NY 10004
(Address of Principal Executive Offices)

(808) 829-1057

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2021, Lovarra (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) and Master Distribution Agreement (the “Master Distribution Agreement”), with Logiq, Inc., a Delaware corporation (“LGIQ”), pursuant to which, at the closing thereof (the “Closing”), the Company will acquire from LGIQ a platform (operated as CreateApp), which allows small-to-medium sized businesses (“SMBs”) to establish their point-of-presence on the web (the “AppLogiq business”). The Closing shall be on or before December 31, 2021, as determined by LGIQ in its sole discretion and subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). The Company is approximately 78.5% owned by LGIQ’s wholly owned subsidiary GoLogiq LLC (“GoLogiq”). In connection with the Separation, LGIQ intends to distribute, on a pro rata basis, 100% of its ownership interests in the Company to LGIQ’s shareholders of record as of December 30, 2021 (the “Record Date”) (the “Distribution,” and collectively with the “Separation,” the “Spin Off”), which Distribution of said shares is expected to occur on or about June 30, 2022 (the “Distribution Date”).

The Company and LGIQ also entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) and Transition Services Agreement (the “Transition Services Agreement”), on the same date. The Tax Sharing Agreement provides for the allocation between the Company and LGIQ of payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of tax returns, and provide for certain other matters relating to taxes. The Transition Services Agreement provides for the transition in connection with the Master Distribution Agreement.

The Separation Agreement, Master Distribution Agreement, Tax Sharing Agreement and Transition Services Agreement (the “Transaction Agreements”) and the transactions contemplated thereby, have been approved by the board of directors of the Company and LGIQ.

A summary of the material terms of those agreements entered into by and between the Company and LGIQ on December 15, 2021 is set forth below.

Master Distribution Agreement and Separation Agreement

The Company and LGIQ entered into a Master Distribution Agreement and Separation Agreement, which set forth the terms of the Separation and the subsequent Distribution. Pursuant to these agreements, LGIQ will assign, transfer, convey and deliver (or cause one or more of its subsidiaries to do so) its AppLogiq business and all of the AppLogiq assets to the Company in exchange for the assumption by the Company of the liabilities of AppLogiq and the issuance of shares of the Company to LGIQ which the Company’s shares will then be distributed to the shareholders of LGIQ as the Record Date as provided in the Distribution as part of the Spin Off.

The Shares of the Company will be distributed on the Distribution Date pursuant to a stock dividend to LGIQ shareholders of record as of the Record Date in a dividend ratio of one Company share for each one share of LGIQ held on the Record Date (the “Dividend Ratio”).

LGIQ will retain its DataLogiq business, as well as certain other excluded assets, as specified in the Separation and Master Distribution Agreements. As a result of the Spin Off, following the Distribution Date, the Company will be owned by the stockholders of LGIQ and will cease to be a subsidiary of LGIQ and LGIQ and the Company will operate as two separate public companies with LGIQ operating its DataLogiq business and the Company operating the AppLogiq business.

The Separation and Master Distribution Agreements do not include representations and warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation and distribution agreement, all assets will be transferred on an “as is,” “where is” basis.

The Separation and Master Distribution Agreements govern each of the parties’ rights and obligations regarding the Spin Off. Prior to consummation of the Distribution, the Company shall deliver all of its issued and outstanding shares of common stock held by LGIQ to a distribution agent. On the Distribution Date, the Company will instruct the distribution agent to electronically deliver such shares of its common stock to LGIQ’s shareholders as of the Record Date based on the Dividend Ratio. As noted above, LGIQ currently expects that the Distribution will be consummated on or before the end of June 2022, subject to satisfaction of certain conditions and receipt of regulatory approvals.

Pursuant to the Separation Agreement and Master Distribution Agreements, each of the parties agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Spin Off have been the other’s shareholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the distribution. These releases are subject to exceptions set forth in the respective separation and distribution agreements. In addition, each of the parties agreed to indemnify the other and each of the other’s past and present directors, officers and employees, and each of their successors and assigns, against certain liabilities incurred in connection with the Spin Off and the parties’ respective businesses. The amount of either parties’ indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives.

Tax Sharing Agreement

In addition, the Company and LGIQ entered into a Tax Sharing Agreement, which agreement governs each of the parties’ respective rights, responsibilities and obligations with respect to taxes for any tax period ending on or before the Distribution Date, as well as tax periods beginning before and ending after the Distribution Date. Generally, (i) LGIQ will be liable for all pre-distribution U.S. federal income taxes, foreign income taxes and non-income taxes attributable to (x) LGIQ’s DataLogiq business and (y) at least one asset or activity that is part of LGIQ’s DataLogiq business and at least one asset or activity that is part of the AppLogiq business; and (ii) the Company will be liable for all pre-distribution U.S. federal income taxes, foreign income taxes and non-income taxes attributable solely to the AppLogiq business.

Transition Services Agreement

Last, the Company and LGIQ also entered into a Transition Services Agreement, pursuant to which the Company and LGIQ will provide and/or make available various administrative services and assets (each, a “Service,” and collectively, the “Services”) to each other during the transition period commencing on the closing of the Separation and ending on the earlier of (i) the date that one of the parties terminates the provision of any given Service pursuant to the agreement and (ii) the date agreed upon by the parties with respect to such Service, which is expected to be an approximately 13 month period. Services to be provided by LGIQ to the Company include, amongst other things, certain services related to finance, taxation, legal/compliance, SEC compliance, regulatory, risk, human resources, payroll, public relations, marketing and advertising, facilities and information technology. Services to be provided by the Company to LGIQ include, amongst other things, certain services related to finance, taxation, legal/compliance, SEC compliance, regulatory, risk and public relations. The full allocation of Services between the parties is set forth on Schedule 1 of the Transition Services Agreement. In consideration for such services, the Company and LGIQ will each pay fees to the other for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services.

The personnel performing services under the transition services agreement will be employees and/or independent contractors of the party providing the service and will not be under the direction or control of the party to whom the service is being provided. The transition services agreement also contains customary mutual indemnification provisions.

All descriptions of the Transaction Agreements herein are qualified in their entirety by reference to the text thereof filed as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto, which is incorporated herein by reference.

The Transaction Agreements govern the contractual rights between the parties in relation to the transactions contemplated thereby and contains customary representations and warranties and pre- and post-closing covenants of each party. The Transaction Agreements are not intended to be, and should not be relied upon as, making disclosures regarding any facts and circumstances relating to the Company and LGIQ. The Transaction Agreements are described in this Current Report on Form 8-K (this “Current Report”) and attached as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto only to provide investors with information regarding the terms and conditions of the transfer of the AppLogiq business, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transactions contemplated thereby, is not intended to provide any other factual information regarding the Company or LGIQ or the actual conduct of their respective businesses during the pendency of the Transaction Agreements, or to modify or supplement any factual disclosures about the Company contained in any of the Company’s public reports filed with the Securities Exchange Commission (the “SEC”). The representations and warranties contained in the Transaction Agreements have been negotiated with the principal purpose of establishing the circumstances under which a party may have the right not to consummate the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and of allocating risk between the parties, rather than establishing matters as facts. These representations, warranties and covenants were made as of specific dates and only for purposes of the Transaction Agreements, not for the benefit of any investors, and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Transaction Agreements. The parties reserve the right to, but are not obligated to amend or revise the Transaction Agreements, or any of them. Accordingly, investors should not rely on representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report and the exhibits attached hereto, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “intends,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report and the exhibits attached hereto, or made hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the “Commission”), reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Form of Separation Agreement, dated December 15, 2021, by and among Lovarra and Logiq, Inc.*
2.2	Form of Master Distribution Agreement, dated December 15, 2021, by and among Lovarra and Logiq, Inc.*
2.3	Form of Tax Sharing Agreement, dated December 15, 2021, by and among Lovarra and Logiq, Inc.*
2.4	Form of Transition Services Agreement, dated December 15, 2021, by and among Lovarra and Logiq, Inc.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOVARRA

Date: December 22, 2021	By:	/s/ , Matthew S. Brent
Name: , Matthew S. Brent
Title: President